Exhibit 99.1

STAG INDUSTRIAL ANNOUNCES SECOND QUARTER 2012 RESULTS

Boston, MA –August 6, 2012 - STAG Industrial, Inc. (the “Company”) (NYSE:STAG), a company focused on the acquisition, ownership and management of single-tenant industrial properties throughout the United States, today announced its financial and operating results for the second quarter of 2012.

In the Second Quarter of 2012, the Company:

•                 Completed nine acquisitions of twelve properties for total consideration of approximately $74.9 million with an average cash capitalization rate of 9% and a remaining weighted average lease term of approximately 9.0 years.

•                 Added approximately 2.3 million square feet to the portfolio through these acquisitions, increasing the Company’s asset base by 12%, based on square footage, in the quarter.

•                 Leased over 259,000 square feet.

•                 Increased occupancy on the Company’s portfolio to 95.7% from 94.2% at the end of the first quarter.

•                 Achieved a 92% retention rate for the leases that were scheduled to expire in the second quarter.

•                 By the end of the quarter renewed 76% of all the leases due to expire in 2012.

•                 Increased the Company’s annual common stock dividend by almost 4% from $1.04 to $1.08 per share.

•                 Declared a second quarter dividend of $0.27 per share, which is an annualized rate of 7.4% on the quarter ending share price of $14.58.

•                 Closed on a secondary offering of common stock generating approximately $107 million of gross proceeds.

•                 Generated Cash Net Operating Income (Cash NOI) of $17.0 million, Core Funds from Operations (Core FFO) of $8.8 million, and Adjusted Funds from Operations (AFFO) of $8.6 million, sequential increases of 14%, 23% and 21%, respectively, over the first quarter of 2012.

“The second quarter was another in a string of solid quarters for the Company. We continue to find the acquisition market to be full of accretive opportunities for STAG. Leasing continues to be strong. Our investment thesis continues to produce attractive results for our shareholders.” commented Benjamin Butcher, Chief Executive Officer.

Acquisition Activity

During the second quarter of 2012, the Company completed the acquisition of twelve fully leased industrial buildings consisting of approximately 2.3 million square feet.

SECOND QUARTER 2012 ACQUISITIONS

STAG Industrial, Inc.

Acq. Date	SF	Properties	MSA	Cost (mm)
04/05/12	409,600	4	Spartanburg, SC	$9.1
04/17/12	703,496	1	Indianapolis, IN	$17.8
05/24/12	394,289	1	Reading, PA	$17.3
06/15/12	196,000	1	Dallas - Fort Worth, TX	$9.6
06/15/12	78,400	1	Hartford, CT	$4.0
06/15/12	117,000	1	Buffalo, NY	$4.9
06/15/12	126,190	1	Augusta, GA	$2.5
06/15/12	155,000	1	Orlando, FL	$6.9
06/15/12	75,400	1	Charlotte, NC	$2.8
Total	2,255,375	12		$74.9

The Company paid approximately $74.9 million, including closing costs, for the twelve assets bringing the total cost of assets acquired year to date to $113 million and $239 million since the Company’s initial public offering in April 2011. The Company’s portfolio square footage increased to 20.4 million representing 49% increase in square footage since April 2011.

Subsequent to the end of the second quarter, the Company acquired three properties: a 181,838 square foot warehouse/distribution facility located in Bellevue, Ohio for approximately $5.8 million, a 407,981 square foot warehouse/distribution facility located in Atlanta, Georgia for approximately $11.3 million, and a 185,570 square foot warehouse/distribution facility located in Huntersville, North Carolina for approximately $5.6 million.  The Company also has entered into contracts to acquire eight additional properties for a combined purchase price of approximately $65.5 million, subject to various closing conditions.  These conditions have not yet been satisfied so there can be no assurance that these transactions will be consummated.

In addition to these acquisitions, in the second quarter the Company sold a vacant 153,708 square foot industrial building in Youngstown, Ohio for $3.4 million.

Leasing Activity and Occupancy

In the second quarter, the Company signed renewals for 164,909 square feet, all of which were scheduled to expire in 2012. By the end of the second quarter of 2012, 76% of all the leases scheduled to expire in 2012 had already been renewed and 92% of the leases scheduled to expire in the second quarter had been renewed.  The rental rates on renewal leases expiring in the second quarter decreased 2.4% on a cash basis and increased 1.8% on a GAAP basis.  The rental rates on renewal leases expiring year to date decreased 0.6% on a cash basis and increased 2.3% on a GAAP basis. The Company also signed a 94,132 square foot new lease.  Tenant improvements and leasing commissions for all leases signed in the second quarter were approximately $0.3 million or less than 2% of Cash NOI.

Occupancy for the Company’s portfolio was 95.7% as of June 30, 2012 compared to 94.2% as of March 31, 2012.  Same store occupancy increased slightly from 93.2% at the end of the first quarter to 93.4% at the end of the second quarter (same store defined as those properties owned January 1, 2011 that were owned throughout 2011 and through the second quarter of 2012).

Key Financial Measures

Cash NOI, for the second quarter of 2012, was approximately $17.0 million, an increase of 14% compared with Cash NOI in the first quarter of approximately $15.0 million.  Cash NOI after noncontrolling interest was approximately $12.1 million. Core FFO for the second quarter of 2012 was approximately $8.8 million, an increase of 23% over the first quarter of approximately $7.1 million. Core FFO attributable to common stockholders was approximately $6.2 million, or $0.32 per common share.

Adjusted Funds from Operations (Adjusted FFO) were approximately $8.6 million for the second quarter of 2012 compared to approximately $7.2 million for the first quarter, an increase of 21% for the second quarter. Adjusted FFO attributable to common stockholders was approximately $6.1 million in the second quarter of 2012.  Net Income (Loss) for the second quarter was approximately ($1.5) million.  Included in Net Income (Loss) was depreciation and amortization expense of approximately $9.3 million.

A reconciliation of net income (loss) to Cash NOI, Adjusted EBITDA, Core FFO, FFO, and Adjusted FFO, all non-GAAP financial measures, appears at the end of this release.

The Company has included in a supplemental information package the results and operating statistics that reflect the activities of the Company for the three months ended June 30, 2012.  See below regarding information for the supplemental information package.

Financial Strength and Flexibility

During the second quarter of 2012, the Company continued to maintain a strong balance sheet.  The Company’s net debt to annualized adjusted earnings before interest, tax, depreciation and amortization (Adjusted EBITDA) was 4.9x, interest coverage based on Adjusted EBITDA was 3.7x, and the weighted average interest rate on the outstanding debt was 4.7%. Adjusted EBITDA was calculated based on annualizing the Company’s results for the three months ended June 30, 2012.  As of quarter end, the Company had approximately $292 million of debt outstanding with an average term of 3.7 years which includes a balance of $5 million under the revolver.  At quarter end, there was $95 million of availability under the Company’s $100 million revolving credit facility.

Secondary Offering

On May 23, 2012 the Company completed an offering of 8,337,500 shares of common stock inclusive of 1,087,500 shares exercised under the underwriters’ overallotment option.  The Company received approximately $107 million in total gross proceeds before underwriting discounts and offering expenses. The Company used the net proceeds of the offering primarily to fund acquisitions under contract as well as to repay indebtedness outstanding under its secured corporate revolving credit facility.

Conference Call

The Company will host a conference call on Tuesday, August 7, 2012, at 11:00 a.m. (Eastern Time) to discuss the operating and financial results.  The call can be accessed live over the phone by dialing 1-877-407-0784 or, for international callers, (201) 689-8560.  A replay will be available shortly after the call and can be accessed by dialing (877) 870-5176 or, for international callers, (858) 384-5517.  The passcode for the replay is 397728.  The replay will be available until August 18, 2012.

Interested parties also may listen to a simultaneous webcast of the conference call by logging on to the Company’s website at www.stagindustrial.com. The on-line replay will be available for a limited time following the call.

Supplemental Schedules

The Company has provided a supplemental information package to provide additional disclosure and financial information for the benefit of the Company’s various stakeholders.  This can be found under the “Presentations” tab in the Investor Relations section of the Company’s website at www.stagindustrial.com.

Additional information is also available on the Company’s website at www.stagindustrial.com.

Contact:

STAG Industrial, Inc.
Gregory W. Sullivan

Chief Financial Officer

617 226 4987

InvestorRelations@stagindustrial.com

CONSOLIDATED BALANCE SHEET

STAG Industrial, Inc.

(unaudited, in thousands, except share data)

June 30, 2012
Assets
Rental Property:
Land	$81,501
Buildings	461,617
Tenant improvements	29,703
Building and land improvements	13,305
Less: accumulated depreciation	(37,502)
Total rental property, net	548,624
Cash and cash equivalents	5,113
Restricted cash	10,026
Tenant accounts receivable, net	6,210
Prepaid expenses and other assets	1,954
Deferred financing fees, net	2,506
Leasing commissions, net	1,203
Goodwill	4,923
Due from related parties	443
Deferred leasing intangibles, net	128,801
Total assets	$709,803
Liabilities and Stockholders’ Equity
Liabilities:
Mortgage notes payable	$287,314
Credit facility	5,000
Accounts payable, accrued expenses and other liabilities	5,754
Tenant prepaid rent and security deposits	4,630
Dividends and distributions payable	10,287
Deferred leasing intangibles, net	4,450
Total liabilities	$317,435
Stockholders’ Equity:
Preferred stock, par value $0.01 per share, 10,000,000 shares authorized, 2,760,000 shares (liquidation preference of $25.00 per share) issued and outstanding at June 30, 2012	69,000
Common stock $0.01 par value, 100,000,000 shares authorized, 24,958,258 shares outstanding at June 30, 2012	249
Additional paid-in capital	282,669
Common Stock dividends in excess of earnings	(33,424)
Total stockholders’ equity	318,494
Noncontrolling interest	73,874
Total stockholders’ equity	392,368
Total liabilities and stockholders’ equity	$709,803

CONSOLIDATED STATEMENTS OF OPERATIONS

STAG Industrial, Inc.

(unaudited, in thousands except share data)

	Three months ended June 30, 2012	Three months ended March 31, 2012
Revenue
Rental income	$17,541	$15,645
Tenant recoveries	2,091	2,057
Other income	330	321
Total revenue	19,962	18,023
Expenses
Property	1,353	1,741
General and administrative	3,308	2,998
Real estate taxes and insurance	1,705	1,434
Property acquisition costs	1,149	293
Depreciation and amortization	9,272	8,839
Other expenses	9	50
Total expenses	16,796	15,355
Other income (expense)
Interest income	4	4
Interest expense	(4,167)	(4,142)
Gain on interest rate swaps	—	215
Offering costs	(68)	—
Loss on impairment	(622)	—
Gain on extinguishment of debt	18	—
Total other income (expense)	(4,835)	(3,923)
Net loss from continuing operations	$(1,669)	$(1,255)
Discontinued operations
Loss attributable to discontinued operations	(78)	(106)
Gain on sale of real estate	219	—
Total income (loss) attributable to discontinued operations	141	(106)
Net loss	$(1,528)	$(1,361)
Less: loss attributable to noncontrolling interest	(887)	(972)
Net loss attributable to STAG Industrial, Inc.	$(641)	$(389)
Less: preferred stock dividends	1,553	1,553
Less: amount allocated to unvested resticted stockholders	41	—
Net loss attributable to the common stockholders	$(2,235)	$(1,942)
Weighted average common shares outstanding — basic and diluted	19,484,785	15,824,627
Income (loss) per share — basic and diluted
Loss from continuing operations attributable to common stockholders	$(0.12)	$(0.11)
Discontinued operations	$0.01	$(0.01)
Loss per share — basic and diluted	$(0.11)	$(0.12)
Dividends declared per common share	$0.27	$0.26

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

STAG Industrial, Inc.

(unaudited, in thousands, except share data)

	Three Months Ended June 30, 2012	Three Months Ended March 31, 2012
Net loss	$(1,528)	$(1,361)
Asset management fee income	(312)	(309)
General and administrative	3,308	2,998
Property acquisition costs	1,149	293
Depreciation and amortization	9,272	8,860
Interest income	(4)	(4)
Interest expense	4,184	4,172
Gain on interest rate swaps	—	(215)
Offering costs	68	—
Loss on impairment	622	—
Gain on extinguishment of debt	(18)	—
Other expenses	9	50
Gain on sale of real estate	(219)	—
NET OPERATING INCOME	$16,531	$14,484
Noncontrolling interest	(4,757)	(4,832)
Net operating income after noncontrolling interest	$11,774	$9,652

Net operating income	$16,531	$14,484
Straight line rent adjustment	(592)	(677)
Above/below market lease amortization, net	1,090	1,168
CASH NET OPERATING INCOME	$17,029	$14,975
Noncontrolling interest	(4,900)	(4,995)
Cash net operating income after noncontrolling interest	$12,129	$9,980

Net loss	$(1,528)	$(1,361)
Above/below market lease amortization, net	1,090	1,168
Property acquisition costs	1,149	293
Depreciation and amortization	9,272	8,860
Interest income	(4)	(4)
Interest expense	4,184	4,172
Gain on interest rate swaps	—	(215)
Offering costs	68	—
Loss on impairment	622	—
Gain on extinguishment of debt	(18)	—
Gain on sale of real estate	(219)	—
ADJUSTED EBITDA	$14,616	$12,913
Noncontrolling interest	(4,206)	(4,308)
Adjusted EBITDA after noncontrolling interest	$10,410	$8,605

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

STAG Industrial, Inc.

(unaudited, in thousands, except share data)

	Three Months Ended June 30, 2012	Three Months Ended March 31, 2012
Net loss	$(1,528)	$(1,361)
Depreciation and amortization	9,272	8,860
Loss on impairment	622	—
Gain on sale of real estate	(219)	—
Funds from operations	$8,147	$7,499
Preferred stock dividends	(1,553)	(1,553)
Amount allocated to unvested resticted stockholders	(41)	—
Funds from operations attributable to common stockholders and unit holders	$6,553	$5,946
Noncontrolling interest	(1,897)	(1,983)
Funds from operations attributable to common stockholders	$4,656	$3,963

Funds from operations attributable to common stockholders and unit holders	$6,553	$5,946
Above/below market lease amortization, net	1,090	1,168
Termination income	(90)	(60)
Property acquisition costs	1,149	293
Gain on interest rate swaps	—	(215)
Offering costs	68	—
Gain on extinguishment of debt	(18)	—
CORE FUNDS FROM OPERATIONS	$8,752	$7,132
Noncontrolling interest	(2,530)	(2,379)
Core funds from operations attributable to common stockholders	$6,222	$4,753

Weighted average shares outstanding	19,484,785	15,824,627
CORE FUNDS FROM OPERATIONS PER COMMON SHARE	$0.32	$0.30

Core funds from operations	$8,752	$7,132
Straight line rent adjustment	(592)	(677)
Recurring capital expenditures	(182)	(15)
Lease renewal commissions and tenant improvements	(104)	(17)
Non-cash interest expense	262	236
Non-cash compensation	484	492
ADJUSTED FUNDS FROM OPERATIONS	$8,620	$7,151
Noncontrolling interest	(2,492)	(2,385)
Adjusted funds from operations to common stockholders	$6,128	$4,766

Non-GAAP Financial Measures

Net operating income (NOI) is defined as rental revenue, including reimbursements, less property expenses and real estate taxes, which excludes depreciation, amortization, general and administrative expenses, interest expense, gain (loss) on interest rate swaps, asset management fee income, property acquisition costs, gain on sale of real estate, offering costs, loss on impairment, gain on extinguishment of debt, and other expenses. The Company defines Cash NOI as NOI less straight line rental income adjustment and less amortization of above and below market leases. The Company considers NOI and Cash NOI to be appropriate supplemental performance measures because they reflect the operating performance of the Company’s properties and exclude certain items that are not considered to be controllable in connection with the management of the property.  However, these measures should not be viewed as alternative measures of the Company’s financial performance since they exclude expenses which could materially impact the Company’s results of operations. Further, the Company’s NOI and Cash NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI and Cash NOI.

The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, impairment write-downs of depreciable real estate, real estate related depreciation and amortization (excluding amortization of deferred financing costs and fair market value of debt adjustment) and after adjustments for unconsolidated partnerships and joint ventures.

The Company uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.  The Company also believes that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs.

The Company presents Core FFO and Adjusted FFO excluding property acquisition costs, gain (loss) on interest rate swaps, termination income, offering costs, gain on extinguishment of debt, and amortization of above and below market leases.  Adjusted FFO of the Company also excludes straight line rental income adjustment, noncash interest expense, non-cash compensation and adding recurring capital expenditures and lease renewal commissions and tenant improvements.  The Company believes that Core FFO and Adjusted FFO are useful supplemental measures regarding the Company’s operating performance as they provide a more meaningful and consistent comparison of the Company’s operating performance and allows investors to more easily compare the Company’s operating results.

However, because FFO, Core FFO and Adjusted FFO exclude depreciation and amortization and capture neither the changes in the value of the Company’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effect and could materially impact the Company’s results from operations, the utility of FFO, Core FFO and Adjusted FFO as measures of the Company’s performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO, Core FFO and Adjusted FFO may not be comparable to such other REITs’ FFO, Core FFO or Adjusted FFO.  FFO, Core FFO and Adjusted FFO should not be used as a measure of the Company’s liquidity, and are not indicative of funds available for the Company’s cash needs, including its ability to pay dividends.

The Company believes that EBITDA and Adjusted EBITDA are helpful to investors as supplemental measures of the operating performance of a real estate company because they are direct measures of the actual operating results of the Company’s industrial properties. The Company also uses these measures in ratios to compare its performance to that of its industry peers.  The Company presents Adjusted EBITDA excluding property acquisition costs, gain (loss) on interest rate swaps, offering costs, loss on impairment, gain on sale of real estate, gain on extinguishment of debt, and amortization of above and below market leases.

In the measures above, the Company excludes certain nonrecurring items that the Company does not believe are reasonably likely to recur within two years

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “should,” “project” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, as updated by the Company’s subsequent reports filed with the Securities and Exchange Commission. Accordingly, there is no assurance that the Company’s expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Source: STAG Industrial, Inc.

Contact:

STAG Industrial, Inc.
Gregory W. Sullivan, Chief Financial Officer
617-226-4987

InvestorRelations@stagindustrial.com